OSTERREICHISCHE
ELEKTRIZITATSWIRTSCHAFTS
-AKTIENGESELLSCHAFT
(F6 - 333-6498)

Effective May 23, 2006, the par value is Euro 1.00 per Ordinary Share.



AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
COMMON BEARER SHARES
OSTERREICHISCHE
ELEKTRIZITATSWIRTSCHAFTS-
AKTIENGESELLSCHAFT
(Incorporated under the laws of the Republic of Austria)


CERTAIN RIGHTS OF THE HOLDER OF
THIS AMERICAN DEPOSITARY
RECEIPT MAY BE WITHHELD IN
ACCORDANCE WITH THE
PROVISIONS OF PARAGRAPH (8)
HEREOF, INCLUDING, WITHOUT
LIMITATION, VOTING RIGHTS AND
THE RIGHT TO RECEIVE DIVIDENDS
AND OTHER DISTRIBUTIONS

(Each American Depositary Share represents one-fifth of one deposited Share)

CUSIP  688590 10 8

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS 101
BARCLAY STREET, NEW YORK, NEW
YORK 10286


The Bank of New York, as depositary
hereinafter (the Depositary), hereby certifies that _______________ or registered owner
(a Holder) of ______________ American
Depositary Shares (ADSs)
each (subject to Paragraphs (11) and (14))
representing one-fifth of one (1/5 of 1)
common bearer shares, par value ATS 100
(in words: one hundred Austrian Schilling) each deposited under the Agreement (as defined below), including, subject to
Paragraph (5) below, rights to receive
common shares (together Shares and,
together with any additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the Deposited Securities), of Osterreichische
Elektrizitatswirtschafts-Aktiengesellschaft, a
corporation incorporated under the laws of the Republic of Austria (the Company), deposited at the Vienna offices each of Bank
Austria and Creditanstalt Bankverein, as custodian (subject to Section 7 of the Agreement referred to below, the
Custodian). This ADR is issued pursuant to the Deposit Agreement dated as of March
11, 1997(as amended from time to time, the Agreement) among the Company, the
Depositary and all Holders and Beneficial
Owners from time to time of American
Depositary Receipts issued thereunder
(ADRs), each of whom by accepting an
ADR agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. Copies of the Agreement are on file at the Depositarys
Office referred to below and at the office of the Custodian. This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Agreement are hereby incorporated by reference.
(1) Withdrawal of Deposited Securities.
Subject to Paragraphs (4), (7) and (9), upon surrender of this ADR in form satisfactory to the Depositary accompanied by such instruments of transfer as the Depositary may require at the Depositarys Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) in the case of Shares and other Deposited Securities that are eligible for deposit with Osterreichische
Kontrollbank Aktiengesellschaft (OKB), to an account designated by such Holder with OKB and (ii) in the case of Deposited
Securities that are not eligible for deposit with OKB, at the office of the Custodian, in each case of the whole number of Shares and other Deposited Securities at the time underlying this ADR. If, at the time of surrender, the number of Shares and other
Deposited Securities underlying this ADR is other than a whole number, the Holder hereof will be entitled to delivery, as provided above, of the whole number of Shares and other Deposited Securities underlying this ADR, together with a new
ADR evidencing any fractional Shares or
Deposited Securities not withdrawn.
(2) Register. The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Agreement is 101
Barclay Street, New York, N.Y. 10286 (the
Depositarys Office), (a) a register (the
Register) for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and receipt of ADRs. The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it after consultation with the Company (if other than in the ordinary course of business) or when requested by the Company.
(3) Title to ADRs; Validity. Title to this
ADR, when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This
ADR shall not be valid for any purpose
unless executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual signature of a duly authorized signatory of such co-registrar and dated by such signatory.
(4) Certain Limitations. As a condition
precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited
Securities, the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and
(ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of
(i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement;
and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement. From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the Agreement. The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above. The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or OKB is closed or when any such action is reasonably deemed expedient by the Depositary after consultation with the Company. Registrations of transfers of
ADRs and withdrawals of Deposited
Securities shall also be suspended when
requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities. Notwithstanding any other provision of the Agreement or this ADR, the withdrawal of Deposited
Securities may be restricted only for the reasons set forth in General Instruction
I.A.(1) of Form F-6 under the U.S.
Securities Act of 1933, as amended (the
Securities Act) and no amendment shall
impair such requirements.
(5) Pre-release. Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 4 of the Agreement, execute and deliver
ADRs prior to the receipt of Shares pursuant to Section 3 of the Agreement. The
Depositary may deliver Shares upon the
receipt and cancellation of Pre-released
ADRs, whether or not such cancellation is prior to the termination of such Pre-release or the Depositary knows that such ADR has been Pre-released. The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-release. Each Pre-release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered (the Pre-releasee) that the Pre-releasee, or its customer, (i) owns the Shares or ADRs to be remitted, as the case may be,
(ii) transfers all beneficial right, title and interest in such Shares or ADRs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and
(iii) will not take any action with respect to such Shares or ADRs, as the case may be, that is inconsistent with the transfer of ownership (including, without the consent of the Depositary, disposing of Shares or ADRs, as the case may be, other than in satisfaction of such Pre-release), (b) at all times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set U.S. dollar limits with respect to Pre-release transactions to be entered into hereunder with any particular Pre-releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-releasees obligations to the Depositary in connection with a Pre-release transaction, including the Pre-releasees obligation to deliver Shares or ADRs upon termination of a Pre-release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder). The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
(6) Representations and Warranties. Every person depositing Shares under the
Agreement is deemed to represent and
warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not restricted securities as such term is defined in Rule
144 under the Securities Act and may be
offered or sold in the United States in
transactions that are exempt from
registration under the Securities Act or (B) have been registered under the Securities
Act. Such representations and warranties shall survive the deposit of Shares and the issuance and cancellation of this ADR.
(7) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The
Depositary may refuse to effect any
registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge. The Holder hereof shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.
(8) Disclosure of Interests. The Depositary, the Holder and each Beneficial Owner agree to comply with all applicable provisions of Austrian law and the Companys Articles of Association regarding the notification of such persons interest in Shares, which provisions at the date of the Agreement include Sections 91 and 92 of the Stock
Exchange Act of 1989 (Borsegesetz 1989).
At the date of the Agreement, the statutory notification obligations of the Stock
Exchange Act of 1989 apply to anyone
whose holding, either directly or by way of imputation pursuant to the provisions of
Section 92 of the Stock Exchange Act of
1989, of voting rights in the Company
reaches or exceeds 5%, 10%, 25%, 50%,
75% or 90% or, after having reached or
exceeded any such threshold, falls below that threshold.
(9) Charges of Depositary. The Depositary may charge, to the extent permitted by applicable law and the rules of any securities exchange on which the ADSs are listed or admitted for trading, each person to whom ADRs are issued against deposits of Shares, including ADRs issued in respect of Share
Distributions, Rights and other Distributions
(as such terms are defined in Paragraph (11) and changes affecting Deposited Securities
(pursuant to Paragraph (14)), and each
person surrendering ADRs for withdrawal of Deposited Securities, up to U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered and each Holder a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Agreement and this ADR, and each Holder a fee for the distribution of securities pursuant to Paragraph 11(d), such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Paragraph 9 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Holders. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing or withdrawing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) any transfer or registration fees charged by third parties for transfer of any Deposited Securities in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).
(10) Available Information. The Agreement, the Companys Articles of Association, and written communications from the Company that are received by the Custodian or the Depositary in accordance with Section 11 of the Agreement, are available for inspection by Holders at the Depositarys Office and the office of the Custodian. The Depositary will mail copies of such communications (or
English translations or summaries thereof) to Holders when requested and furnished by the Company. The Company furnishes the Securities and Exchange Commission with certain public reports and documents pursuant to Rule 12g3-2(b) under the U.S.
Securities Exchange Act of 1934. Such
reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549.
(11) Distributions on Deposited Securities.
Upon receipt by the Depositary or the
Custodian of any distribution on Deposited
Securities, and subject to Section 6 of the Agreement and to the Paragraphs (4), (7) and (9), the Depositary shall as promptly as practicable distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number (including any fractional number) of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holders ADRs:
(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11)
(Cash), on an averaged or other practicable basis, subject to appropriate adjustments for
(i) taxes or other governmental charges
withheld, (ii) such distribution being
unlawful or impracticable with respect to certain Holders, and (iii) deduction of the Depositarys expenses in (1) converting any foreign currency into U.S. dollars and (2) making any sale by public or private means in any commercially reasonable manner.
Only whole U.S. dollars and cents will be distributed (any fractional cents shall be rounded to the nearest whole cent and so distributed to the Holders entitled thereto).
(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited
Securities consisting of Shares (a Share
Distribution) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional
ADSs if additional ADRs were issued
therefor, as in the case of Cash. If additional
ADRs are not so distributed, each ADR shall thenceforth also represent any additional
Shares distributed in connection with a
Share Distribution.
(c) Rights. (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary (which may include a written opinion from U.S. counsel to the Company) that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (Rights), or (ii) to the extent the Company does not furnish such evidence and/or so instructs the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal Austrian stock exchange on which the Shares are traded) , any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing either (i) or (ii), nothing (and any Rights may lapse).
If the Depositary has distributed warrants or other instruments for rights to Holders, then upon instruction to the Depositary from such Holders to exercise such rights and upon payment of such Holders to the Depositary of all amounts in connection therewith, the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holders, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holders. As agent for such Holders, the Depositary will cause the Shares so purchased to be deposited pursuant to the Agreement, and shall, pursuant to the Agreement, execute and deliver ADRs to such Holders. In the case of a distribution pursuant to the previous paragraph, such ADRs shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
(d) Other Distributions. (i) Securities
available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (Other Distributions), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems after consultation with the Company distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.
To the extent that the Depositary
determines, after consultation with the
Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holders ADRs (without liability for interest thereon or the investment thereof).
Notwithstanding anything herein to the
contrary, the Company shall have no
obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities
Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.
(12) Record Dates. The Depositary shall fix a record date (which date shall (a) in the case of a distribution, unless otherwise agreed by the Company, be the same date as the distribution date fixed by the Company, and (b) in all other circumstances, fixed after consultation with the Company to the extent practicable) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited
Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only Holders of record on the close of business on such date shall be so entitled.
(13) Voting of Deposited Securities. #As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, subject to applicable law and the Companys Articles of Association, mail to Holders (for forwarding to Beneficial
Owners) a notice (the Notice) (a) containing such information as is contained in the notice or solicitation sent by the Company to the Depositary, (b) stating that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holders ADRs, (c) specifying how and when such instructions may be given and (d) stating that if no voting instructions are received from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed to have instructed the Depositary to give a proxy to the Custodian with respect to the Deposited Securities underlying such
Holders ADRs to vote such Deposited
Securities in accordance with Section 114
(4) of the Austrian Stock Corporation Act.
Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the
Companys Articles of Association and the provisions of or governing Deposited
Securities, to vote or cause to be voted the Deposited Securities underlying such
Holders ADRs in accordance with such
instructions. Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such
Holders ADRs, and subject to compliance
with any reasonable regulations the
Depositary may establish (which may
include the deposit or blocking of transfers of such Holders ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities.
The Depositary shall not vote or cause to be voted Deposited Securities, other than in accordance with such instructions received from Holders of ADRs (or deemed to have been received as set forth in the next paragraph).
If no voting instructions are received by the Depositary from any Holder (to whom the Notice was sent by the Depositary) with respect to the Deposited Securities underlying such Holders ADRs on or before the date established by the Depositary for such purpose and such Holder has not given notice to the Depositary on or before such date that it intends to attend the meeting of holders of Deposited Securities, then the Depositary shall deem such Holder to have instructed the Depositary to give a proxy to the Custodian with respect to such Deposited Securities in accordance with
Section 114 (4) of the Austrian Stock
Corporation Act. The Depositary shall not itself exercise any voting discretion over any Deposited Securities.
The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Deposited
Securities with respect to which it has
received voting instructions or deemed
voting instructions from Holders. In the event that, on any such date, the number of Deposited Securities on deposit under the Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions or deemed voting instructions, the Depositary shall vote or cause to be voted such Deposited Securities in accordance with such instructions or deemed instructions adjusting the number of
Deposited Securities voted on a pro-rated basis.
(14) Changes Affecting Deposited
Securities. Subject to Paragraphs (4), (7) and
(9), upon any change in nominal or par
value, #split-up or consolidation or other reclassification of Deposited Securities, any
Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited
Securities shall constitute Deposited
Securities hereunder, and each ADS
evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.
(15) Exoneration. The Depositary, the
Company, their respective officers,
directors, affiliates and agents and each of them shall: (a) incur no liability (i) if law, regulation, rule of any regulatory authority or stock exchange, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without negligence or bad faith;
(c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited
Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting
Shares for deposit, any Holder, or any other person in each case believed by it in good faith to be competent to give such advice or information. The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. In the Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. No disclaimer of liability under the Securities
Act is intended by any provision hereof or of the Agreement.
(16) Amendment. Subject to the last
sentence of Paragraph (4), the ADRs and the Agreement may be amended by the Company and the Depositary without consent of the Holders, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR, to consent and agree to such amendment and to be bound by the ADRs and the Agreement as amended thereby.
(17) Termination. The Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.
The Depositary may terminate the
Agreement, after giving notice to the
Holders as set forth in the preceding
sentence of this Paragraph (17) at any time
45 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in
Section 10 of the Agreement before the end of such 45 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise
Holders of such termination, receive and hold (or sell) distributions on Deposited
Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited
Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested for the benefit of the Holders and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company.
After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.



ABBREVIATIONS

     The following abbreviations, when used
in the inscription on the face of this
certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

	TEN COM	-	as tenants in
common	UNIF GIFT MIN ACT
	-
	_____________Custodian________
_____

(Cust)                                      (Minor)
	TEN ENT	-	as tenants by
the entireties			under Uniform
Gifts to Minors Act
	JT TEN	-	as joint tenants
with right of survivorship
	______________________
			and not as tenants in
common
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

      For Value Received, the undersigned
hereby sells, assigns and transfers unto

____________________________________
____________________________________
____________________________________
___
(PLEASE PRINT OR TYPEWRITE NAME
AND ADDRESS OF ASSIGNEE)
____________________________________
____________________________________
____________________________________
____________________________________
_______
the within American Depositary Receipt and
all rights and interests represented thereby,
and do hereby irrevocably constitute and
appoint
____________________________________
____________________________________
____________________________________
____________________________________
______ Attorney
to transfer the same on the books of the
within named Depositary, with full power of
substitution in the premises.
Dated:______________________________
_______________________________
	Signature:_____________________
____________________________________
_______________________